Imperial Oil Limited
111 St Clair Avenue West
Toronto, Ontario
Canada M5W 1K3	News Release

Exhibit 99.1

Imperial Oil’s 2004 earnings highest in company’s history

Toronto, January 25, 2005 — Imperial Oil Limited today announced net income for 2004 of $2,052 million, or $5.74 per share. This was the highest net income in the company’s history, surpassing the previous record of $1,705 million, or $4.58 a share, in 2003. Fourth-quarter earnings were $538 million, or $1.53 a share, in 2004, compared with $321 million, or $0.88 a share, in the fourth quarter of 2003.

Higher realizations for crude oil, stronger industry refining and petrochemical margins and higher volumes of Syncrude production, natural gas and petroleum products contributed positively to net income for 2004, partly offset by lower marketing margins and the negative impact of a higher Canadian dollar on resource and product prices. Operating performance was also strong throughout the year. Fourth-quarter net income was further positively affected by stronger natural gas prices and increased bitumen production at the company’s Cold Lake facility.

Total revenues were $6,113 million in the fourth quarter of 2004 and $22,460 million for the year, versus $4,594 million and $19,208 million in the corresponding periods of 2003. Capital and exploration expenditures were $418 million in the fourth quarter and $1,445 million for the year, compared with $432 million and $1,559 million respectively in 2003. The company’s balance of cash and marketable securities at the end of 2004 was $1,279 million, versus $448 million at the end of 2003.

“Strong operating performance and favourable market conditions enabled Imperial to achieve record earnings in 2004,” said Tim Hearn, the company’s chairman, president and chief executive officer. “We had best-ever safety performance, operating reliability improved and record volume performance was achieved in several areas.”

“Looking ahead, Imperial remains focused on continuously improving base operations, executing capital projects efficiently, controlling costs and achieving volume targets,” Hearn added. “With a strong portfolio of natural resources opportunities, financial strength and industry-leading technology and expertise, Imperial is well positioned for long-term growth in shareholder value.”

Imperial Oil is one of Canada’s largest corporations and has been a leading member of the country’s petroleum industry for almost 125 years. It is among Canada’s largest producers of crude oil and natural gas and is also the country’s largest refiner and marketer of petroleum products, which are sold primarily under the Esso and Mobil brand names through a coast-to-coast supply network that includes 2,100 retail outlets.

For further information:
Investor relations	Media relations
Susan Swan	Richard O’Farrell
(416) 968-4262	(416) 968-4875

Highlights

Best ever safety record in 2004

The company’s relentless focus on ensuring that “nobody gets hurt” resulted in a best-on-record safety performance for 2004. The rates of workplace related incidents and illnesses for both company employees and contractors were lower than in any prior year.

Cold Lake production increases

Bitumen production at Imperial’s Cold Lake, Alta., facility averaged 144,000 barrels a day in the fourth quarter of 2004, which was 23,000 barrels a day higher than in the third quarter. This was due to production from new drilling pads and the timing of steaming cycles at existing wells.

Winter drilling begins at Kearl

The planned second phase of an extensive corehole delineation drilling program at Imperial’s Kearl oil-sands property near Fort McMurray, Alta., began in the fourth quarter of 2004, in order to further define the resource potential. The company plans to drill 230 wells over the winter, with a view to filing regulatory applications in 2005.

Refining and chemicals operations continue strong performance

Operating performance in Imperial’s refining and chemicals business remained strong through the fourth quarter of 2004, resulting in record production of petroleum products, polyethylene and benzene. The company’s refineries also continued to reduce raw material costs by maximizing the processing of heavy crude oil in an industry environment of wide price spreads between light and heavy varieties of crude oil.

Progress on Mackenzie Gas Project

In October, a major milestone towards completion of the Mackenzie Gas Project was passed when Imperial and its co-venturers in the Mackenzie Gas Project filed applications for the main regulatory approvals required for the project. If it proceeds, the project will include development of an estimated six trillion cubic feet (tcf) of natural gas in the Mackenzie Delta, including 2.8 tcf at Imperial’s Taglu field, and construction of associated pipelines and facilities.

Other highlights

•	Imperial announced that it will contribute $10 million over five years to the University of Alberta to support research into new ways of developing Canada’s oil sands that are both economic and environmentally responsible.

•	Work began on a $500 million program that will enable Imperial’s refineries to produce ultra-low-sulphur diesel fuel (15 parts per million) by June, 2006. This will dramatically reduce emissions of smog-forming substances from on-road vehicles that use diesel fuel.

•	Since October, consumers have been able to earn Aeroplan Miles by purchasing eligible products and services at Esso-branded retail outlets. Details and enrolment information are available at www.aeroplan.com.

IMPERIAL OIL LIMITED

FINANCIAL HIGHLIGHTS

			Twelve months
			to
	Fourth quarter		December 31
	2004	2003	2004	2003

Net Income (U.S. GAAP, millions of dollars)
Natural resources	389	251	1,487	1,143
Petroleum products	158	51	500	407
Chemicals	28	16	100	37
Corporate and other	(37)	3	(35)	118

Net income (U.S. GAAP)	538	321	2,052	1,705

Cash flow from operating activities	1,115	348	3,280	2,227
Capital and exploration expenditures	418	432	1,445	1,559

Per-share information (dollars)
Net income - basic	1.53	0.88	5.75	4.58
Net income - diluted	1.53	0.88	5.74	4.58
Dividends	0.22	0.22	0.88	0.87

Share prices - close at December 31
Toronto Stock Exchange (Canadian dollars)			71.15	57.53
American Stock Exchange (U.S. dollars)			59.38	44.42

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Beginning in the fourth quarter of 2004, the company reported its financial results based on United States generally accepted accounting principles (GAAP). The differences between U.S. and Canadian GAAP are small for Imperial and an explanation of them as they apply to the company including a tabular reconciliation between net income reported under U.S. GAAP and under Canadian GAAP is included in note 2 to the unaudited financial statements.

OPERATING RESULTS
The company’s net income for the fourth quarter was $538 million or $1.53 a share, compared with $321 million or $0.88 a share for the same quarter of 2003. Net income for the year of 2004 was a record $2,052 million or $5.74 a share, versus $1,705 million or $4.58 a share for 2003.

Net income in the fourth quarter was positively impacted by higher realizations for crude oil and natural gas, stronger industry refining and petrochemical margins, and higher Cold Lake bitumen, Syncrude and natural gas volumes. The higher Canadian dollar continued to have a negative earnings impact of about $70 million versus the same quarter last year. Higher net income was also partially offset by the absence of tax rate reductions totalling about $60 million reported in the fourth quarter of 2003 and a non-recurring write-down of $42 million on a northern Toronto property, which was acquired in 1991 to be the company’s future Toronto headquarters site. The company’s operating performance remained solid through the fourth quarter of 2004.

IMPERIAL OIL LIMITED

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued .....)

For the year of 2004, higher realizations for crude oil, stronger industry refining and petrochemical margins, and higher volumes of Syncrude, natural gas and petroleum products contributed positively to net income, partly offset by lower marketing margins. Compared with 2003, these favourable operating results were partly offset by the combined negative effects of a higher Canadian dollar on resource and product prices of about $260 million, the absence of favourable foreign exchange effects on the company’s U.S.-dollar denominated debt of about $110 million, and lower benefits from tax matters of about $100 million.

Total revenues were $6,113 million in the fourth quarter and $22,460 million in the year of 2004, versus $4,594 million and $19,208 million in the same periods last year.

Natural resources
During the fourth quarter of 2004, net income from natural resources was $389 million compared with $251 million in the same period last year. Higher net income was attributable to higher crude oil and natural gas realizations and higher Cold Lake bitumen, Syncrude and natural gas volumes. Higher realizations were dampened by the negative effect of a stronger Canadian dollar on resource prices and the steep decline of Cold Lake bitumen prices in the second half of the fourth quarter. Higher net income was also partially offset by the absence of benefits from federal and provincial tax rate reductions reported in the fourth quarter of 2003.

Net income for the year, the best on record, was $1,487 million versus $1,143 million last year. The positive earnings effects of improved realizations for crude oil and natural gas, combined with higher Syncrude, natural gas and natural gas liquids (NGLs) volumes were partly offset by lower Cold Lake bitumen production, lower benefits from tax matters and the negative effects of a higher Canadian dollar.

U.S.-dollar world oil prices were considerably higher in 2004 than the previous year. However, increases in the company’s Canadian-dollar realizations for conventional crude oil were dampened by the effects of a higher Canadian dollar. Brent crude oil prices in U.S. dollars averaged 50 percent higher in the fourth quarter and 33 percent higher in the twelve months, compared with the same periods last year. Realizations in Canadian dollars for the company’s conventional crude oil averaged 46 percent higher in the fourth quarter and 22 percent higher in year of 2004 than the realizations of the corresponding periods last year.

Cold Lake bitumen sales are priced in U.S. dollars and averaged 20 percent higher in the fourth quarter, and 19 percent in 2004 than that of the same periods in 2003. However, the effect of a stronger Canadian dollar has reduced these improvements to 10 percent for both the fourth quarter and the year. These percentages of change, compared with those of Brent crude oil and the company’s conventional crude oil prices, also indicated a significant widening of the price spread between light crude oil and Cold Lake bitumen during the fourth quarter of 2004. The unusually low bitumen prices towards the end of the year were a result of industry upgrader operating issues in western Canada and a general surplus supply of heavy crude.

Realizations for natural gas averaged $7.12 a thousand cubic feet in the fourth quarter, compared with $5.54 a thousand cubic feet in the same quarter last year. For the full year, realizations for natural gas averaged $6.78 a thousand cubic feet in 2004, slightly higher than $6.60 a thousand cubic feet in 2003.

IMPERIAL OIL LIMITED

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued .....)

Gross production of Cold Lake bitumen averaged 144 thousand barrels a day during the fourth quarter, up from 123 thousand barrels a day in the same quarter last year. The increase was due to production from new facilities and the timing of steaming cycles from existing wells. For the twelve-month period, gross production was 126 thousand barrels a day in 2004, versus 129 thousand barrels a day in 2003.

The company’s share of Syncrude’s gross production was 57 thousand barrels a day in the final quarter of 2004, up from 51 thousand barrels in the same period a year ago. For the full year, the company’s share of gross production from Syncrude averaged a record 60 thousand barrels a day in 2004, up from 53 thousand barrels a day in 2003. Higher volumes were attributable to reduced turnaround activities in 2004.

In the fourth quarter of this year, gross production of conventional crude oil averaged 41 thousand barrels a day, compared with 46 thousand barrels a day during the same period in 2003. Production for the twelve months averaged 43 thousand barrels a day, compared with 46 thousand barrels a day during the year 2003. Natural reservoir decline in the Western Canadian Basin was the main reason for the reduced production.

Gross production of NGLs available for sale was 32 thousand barrels a day in the fourth quarter, down slightly from 33 thousand barrels a day in the same quarter last year. During 2004, gross production of NGLs available for sale averaged 33 thousand barrels a day, up from 28 thousand barrels a day in the same period of 2003.

Gross production of natural gas during the fourth quarter of 2004 increased to 578 million cubic feet a day from 557 million cubic feet a day in the same period last year. During the twelve-month period, gross production was 569 million cubic feet a day in 2004, up from 513 million cubic feet a day in 2003.

The increased natural gas and NGLs volumes were mainly due to higher production from the Wizard Lake field in Alberta.

Construction on the upgrader expansion project at Syncrude made good progress since the first quarter of 2004 and is tracking to the revised construction schedule and cost target released in March 2004.

Petroleum products
Net income from petroleum products was $158 million in the fourth quarter, up from $51 million in the same quarter of 2003. Net income for 2004 was $500 million, compared with $407 million in 2003. Both the fourth quarter and twelve-month net income for 2004 are the best on record. Improved earnings were mainly due to stronger international refining margins in both periods. Fuels marketing margins recovered to some extent in the fourth quarter when compared to the same quarter in 2003 but were overall lower in 2004 than 2003. Sales volumes of petroleum products were higher, due in part to higher industry demand.

Operating performance of the company’s four refineries was solid in the fourth quarter and during the year. Throughput at the refineries has increased with refinery capacity utilization averaging 94 percent in the fourth quarter and a record 93 percent during the year of 2004, compared with 89 and 90 percent in the corresponding periods in 2003.

IMPERIAL OIL LIMITED

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued .....)

Chemicals
Net income from chemical operations was $28 million in the fourth quarter, up from $16 million in the same quarter last year due mainly to higher benzene and polyethylene margins. For the year of 2004, net income was $100 million, compared with $37 million in 2003. Strong polyethylene and benzene margins were the main factors contributing to the improvement.

Corporate and other
Net income from corporate and other operations was negative $37 million in the fourth quarter compared with positive $3 million in the same period of 2003. Net income for 2004 was negative $35 million versus positive $118 million for 2003.

Net income for the fourth quarter and the year included a non-recurring after-tax write-down of $42 million on a northern Toronto property, which was acquired in 1991 to be the company’s future Toronto headquarters site. The remeasurement at fair value of this property reflected a change in intended use of the property and management’s commitment to sell following the announcement of the relocation of the company’s headquarters to Calgary.

Lower net income in 2004 was also due to the absence of the favourable foreign exchange effects on the company’s U.S.-dollar-denominated debt, which was replaced with Canadian-dollar denominated debt in June and July of 2003.

LIQUIDITY AND CAPITAL RESOURCES
Cash flow from operating activities was $1,115 million during the final quarter of 2004, up from $348 million in the same period of 2003. For the year 2004, cash flow from operating activities was $3,280 million, versus $2,227 million during last year. The increased cash inflow was mainly due to higher net income, the timing of income tax payments and the additional funding contributions to the employee pension plan in 2003.

Capital and exploration expenditures were $418 million in the fourth quarter, compared with $432 million during the same quarter of 2003, and $1,445 million in 2004, versus $1,559 million a year ago. For the resources segment, capital and exploration expenditures were used to invest in growth opportunities in the oilsands and Mackenzie gas. The petroleum products segment spent its capital expenditures mainly on projects to reduce the sulphur content of diesel fuel and to improve operating efficiency.

During 2004, the company repurchased about 14 million shares for $872 million. Under the current share-repurchase program, which began on June 23, 2004, the company has purchased about eight million shares, and can purchase up to an additional 10 million shares before June 22, 2005 when the current program expires.

Cash dividends of $317 million were paid in 2004, compared with dividends of $322 million paid in the same period of 2003. Lower dividends paid were attributable to the effects of the company’s share-purchase program partly offset by the higher per-share dividends in 2004.

The above factors led to an increase in the company’s balance of cash and marketable securities to $1,279 million at December 31, 2004, from $448 million at the end of 2003.

This report may contain forward-looking information. Actual results could differ materially due to market conditions, changes in law or government policy, changes in operating conditions and costs, changes in project schedules, operating performance, demand for oil and gas, commercial negotiations or other technical and economic factors.

IMPERIAL OIL LIMITED

CONSOLIDATED STATEMENT OF INCOME
(U.S. GAAP, unaudited)

			Twelve months
	Fourth quarter		to December 31
millions of Canadian dollars	2004	2003	2004	2003

REVENUES
Operating revenues (a)	6,142	4,568	22,408	19,094
Investment and other income (4)	(29)	26	52	114

TOTAL REVENUES	6,113	4,594	22,460	19,208

EXPENSES
Exploration	7	11	59	55
Purchases of crude oil and products (3)	3,682	2,622	13,094	10,823
Production and manufacturing (3) (5)	751	684	2,883	2,782
Selling and general (5)	322	348	1,218	1,269
Federal excise tax (a)	318	312	1,264	1,254
Depreciation and depletion	252	209	908	755
Financing costs (6)	1	1	7	(120)

TOTAL EXPENSES	5,333	4,187	19,433	16,818

INCOME BEFORE INCOME TAXES	780	407	3,027	2,390
INCOME TAXES	242	86	975	689

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	538	321	2,052	1,701
Cumulative effect of accounting change, after income tax	—	—	—	4

NET INCOME	538	321	2,052	1,705

NET INCOME PER COMMON SHARE - BASIC (dollars) (9)
Income before cumulative effect of accounting change	1.53	0.88	5.75	4.57
Cumulative effect of accounting change, after income tax	—	—	—	0.01

Net income - basic	1.53	0.88	5.75	4.58

NET INCOME PER COMMON SHARE - DILUTED (dollars) (9)
Income before cumulative effect of accounting change	1.53	0.88	5.74	4.57
Cumulative effect of accounting change, after income tax	—	—	—	0.01

Net income - diluted	1.53	0.88	5.74	4.58

DIVIDENDS PER COMMON SHARE	0.22	0.22	0.88	0.87

(a) Federal excise tax included in operating revenues	318	312	1,264	1,254

Certain figures for the prior year have been reclassified in the financial statements to conform with the current year’s presentation.

IMPERIAL OIL LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS
(U.S. GAAP, unaudited)
inflow/(outflow)

			Twelve months
	Fourth quarter		to December 31
millions of Canadian dollars	2004	2003	2004	2003

OPERATING ACTIVITIES
Net income	538	321	2,052	1,705
Cumulative effect of accounting change, after income tax	—	—	—	(4)
Adjustment for non-cash items:
Depreciation and depletion	252	209	908	755
(Gain)/loss on asset sales, after income tax	(3)	(11)	(32)	(10)
Deferred income taxes and other	119	123	(90)	(59)
Changes in operating assets and liabilities:
Accounts receivable	(3)	(42)	(311)	33
Inventories and prepaids	185	230	(32)	31
Income taxes payable	30	(150)	462	38
Accounts payable	25	22	308	74
All other items - net	(28)	(354)	15	(336)

CASH FROM OPERATING ACTIVITIES	1,115	348	3,280	2,227

INVESTING ACTIVITIES
Additions to property, plant and equipment and intangibles	(411)	(411)	(1,376)	(1,482)
Proceeds from asset sales	8	18	102	56

CASH FROM (USED IN) INVESTING ACTIVITIES	(403)	(393)	(1,274)	(1,426)

FINANCING ACTIVITIES
Short-term debt - net	—	—	9	—
Long-term debt issued	—	—	—	818
Repayment of long-term debt	—	—	(8)	(818)
Issuance of common shares under stock option plan (9)	5	2	13	2
Common shares purchased (9)	(292)	(280)	(872)	(799)
Dividends paid	(79)	(81)	(317)	(322)

CASH FROM (USED IN) FINANCING ACTIVITIES	(366)	(359)	(1,175)	(1,119)

INCREASE (DECREASE) IN CASH	346	(404)	831	(318)
CASH AT BEGINNING OF PERIOD	933	852	448	766

CASH AT END OF PERIOD	1,279	448	1,279	448

Certain figures for the prior year have been reclassified in the financial statements to conform with the current year’s presentation.

IMPERIAL OIL LIMITED

CONSOLIDATED BALANCE SHEET
(U.S. GAAP, unaudited)

	As at	As at
	Dec.31	Dec.31
millions of Canadian dollars	2004	2003

ASSETS
Current assets
Cash	1,279	448
Accounts receivable, less estimated doubtful accounts	1,626	1,315
Inventories of crude oil and products	432	407
Materials, supplies and prepaid expenses	112	105
Deferred income tax assets	448	353

Total current assets	3,897	2,628

Investments and other long-term assets	130	97
Property, plant and equipment, less accumulated depreciation and depletion	9,647	9,267
Goodwill	204	204
Other intangible assets, net	149	141

TOTAL ASSETS	14,027	12,337

LIABILITIES
Current liabilities
Short-term debt	81	72
Accounts payable and accrued liabilities	2,525	2,222
Income taxes payable	1,057	595
Current portion of long-term debt	995	501

Total current liabilities	4,658	3,390

Long-term debt (7)	367	859
Other long-term obligations (8)	1,525	1,314
Deferred income tax liabilities	1,155	1,229

TOTAL LIABILITIES	7,705	6,792

SHAREHOLDERS’ EQUITY
Common shares at stated value (9)	1,801	1,859
Earnings reinvested (10)	4,889	3,952
Accumulated other nonowner changes in equity (11)	(368)	(266)

TOTAL SHAREHOLDERS’ EQUITY	6,322	5,545

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	14,027	12,337

Certain figures for the prior year have been reclassified in the financial statements to conform with the current year’s presentation.

Approved by the directors January 25, 2005

/s/ T.J. Hearn	/s/ P.A. Smith

Chairman, president and	Controller and
chief executive officer	senior vice-president,
finance and administration

IMPERIAL OIL LIMITED

BUSINESS SEGMENTS (U.S. GAAP, unaudited)

Fourth quarter	Resources		Products		Chemicals
millions of dollars	2004	2003	2004	2003	2004	2003

REVENUES
External sales (a)	1,043	798	4,784	3,533	315	237
Intersegment sales (b)	759	464	501	301	79	56
Investment and other income	4	—	12	21	—	—

TOTAL REVENUES	1,806	1,262	5,297	3,855	394	293

EXPENSES
Exploration	7	11	—	—	—	—
Purchases (b)	638	414	4,105	2,842	278	195
Production and manufacturing (b)	418	367	287	272	46	37
Selling and general	10	12	289	305	23	31
Federal excise tax	—	—	318	312	—	—
Depreciation and depletion	165	147	82	57	4	4
Financing costs	1	—	—	1	—	—

TOTAL EXPENSES	1,239	951	5,081	3,789	351	267

INCOME BEFORE INCOME TAXES	567	311	216	66	43	26
INCOME TAXES	178	60	58	15	15	10

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	389	251	158	51	28	16
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, AFTER INCOME TAX	—	—	—	—	—	—

NET INCOME	389	251	158	51	28	16

EXPORT SALES TO THE UNITED STATES	383	310	340	201	171	138
CAPEX (c)	303	298	100	112	4	11

Fourth quarter	Corporate		Consolidated
millions of dollars	2004	2003	2004	2003

REVENUES
External sales (a)	—	—	6,142	4,568
Intersegment sales (b)	—	—	—	—
Investment and other income	(45)	5	(29)	26

TOTAL REVENUES	(45)	5	6,113	4,594

EXPENSES
Exploration	—	—	7	11
Purchases (b)	—	—	3,682	2,622
Production and manufacturing (b)	—	—	751	684
Selling and general	—	—	322	348
Federal excise tax	—	—	318	312
Depreciation and depletion	1	1	252	209
Financing costs	—	—	1	1

TOTAL EXPENSES	1	1	5,333	4,187

INCOME BEFORE INCOME TAXES	(46)	4	780	407
INCOME TAXES	(9)	1	242	86

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(37)	3	538	321
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, AFTER INCOME TAX	—	—	—	—

NET INCOME	(37)	3	538	321

EXPORT SALES TO THE UNITED STATES	—	—	894	649
CAPEX (c)	11	11	418	432

(a)	Includes crude sales made by Products in order to optimize refining operations.

(b)	Consolidated amounts exclude intersegment transactions, as follows:

	2004	2003

Purchases	1,339	829
Production and manufacturing expenses	—	(8)

Total intersegment sales	1,339	821

(c)	Capital and exploration expenditures (CAPEX) include exploration expenses, additions to property, plant, equipment and intangibles and additions to capital leases.

IMPERIAL OIL LIMITED

BUSINESS SEGMENTS (U.S. GAAP, unaudited)

Twelve months to December 31	Resources		Products		Chemicals
millions of dollars	2004	2003	2004	2003	2004	2003

REVENUES
External sales (a)	3,689	3,390	17,503	14,710	1,216	994
Intersegment sales (b)	2,891	2,224	1,666	1,294	293	238
Investment and other income	45	34	42	54	—	—

TOTAL REVENUES	6,625	5,648	19,211	16,058	1,509	1,232

EXPENSES
Exploration	59	55	—	—	—	—
Purchases (b)	2,110	1,873	14,769	11,822	1,064	882
Production and manufacturing (b)	1,608	1,577	1,092	1,054	184	153
Selling and general	27	28	1,098	1,123	93	118
Federal excise tax	—	—	1,264	1,254	—	—
Depreciation and depletion	633	517	257	211	13	22
Financing costs	1	1	2	2	—	—

TOTAL EXPENSES	4,438	4,051	18,482	15,466	1,354	1,175

INCOME BEFORE INCOME TAXES	2,187	1,597	729	592	155	57
INCOME TAXES	700	458	229	185	55	20

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	1,487	1,139	500	407	100	37
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, AFTER INCOME TAX	—	4	—	—	—	—

NET INCOME	1,487	1,143	500	407	100	37

EXPORT SALES TO THE UNITED STATES	1,360	1,304	1,074	792	678	567
CAPEX (c)	1,113	1,007	283	478	15	41
TOTAL ASSETS AS AT Dec.31 (b) (d)	6,875	6,418	5,570	5,290	498	440
CAPITAL EMPLOYED AS AT Dec.31	3,839	3,725	2,410	2,601	205	222

Twelve months to December 31	Corporate		Consolidated
millions of dollars	2004	2003	2004	2003

REVENUES
External sales (a)	—	—	22,408	19,094
Intersegment sales (b)	—	—	—	—
Investment and other income	(35)	26	52	114

TOTAL REVENUES	(35)	26	22,460	19,208

EXPENSES
Exploration	—	—	59	55
Purchases (b)	—	—	13,094	10,823
Production and manufacturing (b)	—	—	2,883	2,782
Selling and general	—	—	1,218	1,269
Federal excise tax	—	—	1,264	1,254
Depreciation and depletion	5	5	908	755
Financing costs	4	(123)	7	(120)

TOTAL EXPENSES	9	(118)	19,433	16,818

INCOME BEFORE INCOME TAXES	(44)	144	3,027	2,390
INCOME TAXES	(9)	26	975	689

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(35)	118	2,052	1,701
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, AFTER INCOME TAX	—	—	—	4

NET INCOME	(35)	118	2,052	1,705

EXPORT SALES TO THE UNITED STATES	—	—	3,112	2,663
CAPEX (c)	34	33	1,445	1,559
TOTAL ASSETS AS AT Dec.31 (b) (d)	1,382	497	14,027	12,337
CAPITAL EMPLOYED AS AT Dec.31	1,367	481	7,821	7,029

(a)	Includes crude sales made by Products in order to optimize refining operations.

(b)	Consolidated amounts exclude intersegment transactions, as follows:

	2004	2003

Purchases	4,849	3,754
Production and manufacturing expenses	1	2

Total intersegment sales	4,850	3,756

Intersegment receivables and payables	298	308

(c)	Capital and exploration expenditures (CAPEX) include exploration expenses, additions to property, plant, equipment and intangibles and additions to capital leases.

(d)	With the announcement of the relocation of the company’s headquarters to Calgary, management has committed to a plan to sell a piece of property in northern Toronto, Ontario, acquired in 1991 to be the future Toronto headquarters site. Consistent with the commitment to sell and considering its unique nature, this property, previously reported in the petroleum products segment, is now shown in the corporate and other segment. This change is effective in 2004. Prior periods have not been revised.

Certain figures for the prior year have been reclassified in the financial statements to conform with the current year’s presentation.

IMPERIAL OIL LIMITED

OPERATING STATISTICS
(unaudited)
			Twelve months
	Fourth quarter		to December 31
	2004	2003	2004	2003

GROSS CRUDE OIL AND NGL PRODUCTION (thousands of barrels a day)
Conventional	41	46	43	46
Cold Lake	144	123	126	129
Syncrude	57	51	60	53

Total crude oil production	242	220	229	228
Natural gas liquids (NGLs) available for sale	32	33	33	28

Total crude oil and NGL production	274	253	262	256

NET CRUDE OIL AND NGL PRODUCTION (thousands of barrels a day)
Conventional	32	35	33	35
Cold Lake	128	117	112	116
Syncrude	56	50	59	52

Total crude oil production	216	202	204	203
Natural gas liquids (NGLs) available for sale	26	26	26	22

Total crude oil and NGL production	242	228	230	225

COLD LAKE BLEND SALES (thousands of barrels a day)	190	163	167	170
NGL SALES (thousands of barrels a day)	51	52	42	39

NATURAL GAS (millions of cubic feet a day)
Production (gross)	578	557	569	513
Production (net)	524	506	518	457
Sales	536	481	520	460

AVERAGE PRICES (Canadian dollars)
Conventional crude oil sales (a barrel)	53.22	36.47	48.96	40.10
Par crude oil price at Edmonton (a barrel)	58.19	40.09	53.26	43.93
Heavy crude oil at Hardisty (Bow River, a barrel)	36.42	28.92	37.98	33.00
NGL sales (a barrel)	38.01	29.39	33.78	32.09
Natural gas sales (a thousand cubic feet)	7.12	5.54	6.78	6.60

PETROLEUM PRODUCTS SALES (millions of litres a day)
Gasolines	33.5	32.7	33.2	33.0
Heating, diesel and jet fuels	28.3	26.1	27.3	26.2
Heavy fuel oils	6.4	7.3	5.9	5.4
Lube oils and other products	7.3	5.9	7.0	5.8

Net petroleum products sales	75.5	72.0	73.4	70.4
Sales under purchase and sale agreements	15.6	15.1	14.2	14.6

Total petroleum products sales	91.1	87.1	87.6	85.0

TOTAL REFINERY THROUGHPUT (millions of litres a day)	74.7	70.8	74.3	71.6
REFINERY CAPACITY UTILIZATION (percent)	94	89	93	90

PETROCHEMICAL SALES (thousands of tonnes a day)	3.3	3.2	3.3	3.3

IMPERIAL OIL LIMITED

SHARE OWNERSHIP, TRADING AND PERFORMANCE (unaudited)

			Twelve months
	Fourth quarter		to December 31
	2004	2003	2004	2003

RETURN ON AVERAGE CAPITAL EMPLOYED (a) (percent)			27.7	25.3

RETURN ON AVERAGE SHAREHOLDERS’ EQUITY (percent)			34.6	32.6

INTEREST COVERAGE RATIO - EARNINGS BASIS (times covered)			82.8	64.0

SHARE OWNERSHIP
Outstanding shares (thousands)
Monthly weighted average	351,468	365,540	356,834	372,011
At December 31			349,320	362,653
Number of shareholders
At December 31			14,953	15,516

SHARE PRICES
Toronto Stock Exchange (Canadian dollars)
High	73.65	58.22	73.65	58.22
Low	65.28	50.16	56.42	43.20
Close at December 31			71.15	57.53

American Stock Exchange (U.S. dollars)
High	62.45	44.75	62.45	44.75
Low	51.43	37.24	42.34	28.25
Close at December 31			59.38	44.42

(a) Return on capital employed is the net income excluding the after-tax cost of financing divided by the average of beginning and ending capital employed.

IMPERIAL OIL LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1. Basis of financial statement presentation

Effective the fourth quarter of 2004, the company prepares its financial statements in accordance with the generally accepted accounting principles (GAAP) of the United States. Prior to the fourth quarter of 2004, the company’s financial statements were prepared in conformity with Canadian GAAP. A reconciliation of the differences between GAAP in Canada and the United States as they apply to the company is provided in note 2.

These unaudited consolidated financial statements should be read in the context of the consolidated financial statements and notes thereto filed with the Securities and Exchange Commission in the company’s 2003 Annual Report on Form 10-K. In the opinion of the company, the information furnished herein reflects all known accruals and adjustments necessary for a fair statement of the results for the periods reported herein. All such adjustments are of a normal recurring nature. The company’s exploration and production activities are accounted for under the “successful efforts” method.

2. Differences between United States and Canadian generally accepted accounting principles

Reconciliation of the line items of the consolidated statement of income and consolidated balance sheet is provided below:

Consolidated statement of income

	Reported				Reported
	under	Increase/(decrease) due to			under
millions of dollars	Cdn.GAAP	(a)	(b)	(c)	U.S.GAAP

(Fourth quarter, 2004)
Depreciation and depletion	251	1	—	—	252
Financing costs	12	(11)	—	—	1
Income taxes	239	3	—	—	242
Net income	531	7	—	—	538

(Twelve months to December 31, 2004)
Depreciation and depletion	903	5	—	—	908
Financing costs	41	(34)	—	—	7
Income taxes	965	10	—	—	975
Net income	2,033	19	—	—	2,052

(Fourth quarter, 2003)
Depreciation and depletion	208	1	—	—	209
Financing costs	12	(11)	—	—	1
Income taxes	142	3	—	(59)	86
Net income	255	7	—	59	321

(Twelve months to December 31, 2003)
Depreciation and depletion	750	5	—	—	755
Financing costs	(87)	(33)	—	—	(120)
Income taxes	680	9	—	—	689
Cumulative effect of accounting change, after income tax	—	—	4	—	4
Net income	1,682	19	4	—	1,705

IMPERIAL OIL LIMITED

Consolidated balance sheet

	Reported			Reported
	under	Increase/(decrease) due to		under
millions of dollars	Cdn.GAAP	(a)	(d)	U.S.GAAP

(As at December 31, 2004)
Investments and other long-term assets	270	—	(140)	130
Property, plant and equipment, net	9,569	78	—	9,647
Other intangible assets, net	52	—	97	149
Total assets	13,992	78	(43)	14,027

Other long-term obligations	1,010	—	515	1,525
Deferred income tax liabilities	1,319	26	(190)	1,155
Earnings reinvested	4,837	52	—	4,889
Accumulated other nonowner changes in equity	—	—	(368)	(368)
Total liabilities and shareholders’ equity	13,992	78	(43)	14,027

(As at December 31, 2003)
Investments and other long-term assets	259	—	(162)	97
Property, plant and equipment, net	9,218	49	—	9,267
Other intangible assets, net	52	—	89	141
Total assets	12,361	49	(73)	12,337

Other long-term obligations	972	—	342	1,314
Deferred income tax liabilities	1,362	16	(149)	1,229
Earnings reinvested	3,919	33	—	3,952
Accumulated other nonowner changes in equity	—	—	(266)	(266)
Total liabilities and shareholders’ equity	12,361	49	(73)	12,337

(a) Under U.S. GAAP, interest costs related to major capital projects under construction are required to be capitalized as part of property, plant and equipment. Under Canadian GAAP, the company did not capitalize interest costs for the same projects.

(b) Under U.S. GAAP, the cumulative effect of change for the adoption of the standard on accounting for asset retirement obligations in 2003 was reflected in the consolidated net income for 2003. Under Canadian GAAP, financial statements of prior periods were restated to reflect the effect of the same accounting change.

(c) Under U.S. GAAP, income tax liabilities and assets are adjusted for the effect of a change in tax laws or rates. Under Canadian GAAP, the use of a substantially enacted income law or rate to adjust income tax liabilities and assets is allowed under certain circumstances.

(d) Under U.S. GAAP, the accumulated benefit obligation (ABO) is the actuarial present value of benefits attributed to employee service rendered up to the end of the year and is based on current compensation levels. Since the amount by which the ABO less the fair value of plan assets was greater than the liability previously recognized in the consolidated balance sheet, an additional minimum pension liability was required. The minimum pension liability has no impact on net income and because this adjustment was non-cash, its effect has been excluded from the accompanying consolidated statement of cash flows. No such adjustment is required under Canadian GAAP.

3. Reporting of fuel consumed in operations

Beginning in 2004, fuel consumed in operations, previously included in purchases of crude oil and products, is reclassified as operating expenses in the consolidated statement of income. Prior period amounts have been reclassified for comparative purposes. This reclassification has no impact on total expenses and net income or on the cash flow profile of the company.

IMPERIAL OIL LIMITED

4. Investment and other income

Investment and other income includes gains and losses on asset sales as follows:

			Twelve months
	Fourth quarter		to December 31
millions of dollars	2004	2003	2004	2003

Proceeds from asset sales	8	18	102	56
Book value of assets sold	5	7	59	44

Gain/(loss) on asset sales, before tax	3	11	43	12

Gain/(loss) on asset sales, after tax	3	11	32	10

Investment and other income also include a non-recurring loss of $53 million ($42 million after income taxes) from the remeasurement at fair value of the northern Toronto, Ontario property which was acquired in 1991 to be the future Toronto headquarters site. With the announcement in September 2004 of the relocation of the company’s headquarters to Calgary, Alberta, management has committed to a plan to sell the Toronto property. The change in intended use of the property together with management’s commitment to sell led to the remeasurement. The fair value of the property was determined using valuation techniques consistent with a market approach, adjusted as appropriate for differences.

5. Employee retirement benefits

The components of net benefit cost included in total expenses in the consolidated statement of income are as follows:

			Twelve months
	Fourth quarter		to December 31
millions of dollars	2004	2003	2004	2003

Pension benefits:
Current service cost	19	17	77	71
Interest cost	59	54	236	219
Expected return on plan assets	(55)	(44)	(223)	(179)
Amortization of prior service cost	6	6	27	25
Recognized actuarial loss	17	18	68	69

Net benefit cost	46	51	185	205

Other post-retirement benefits:
Current service cost	1	1	6	5
Interest cost	6	5	24	22
Recognized actuarial loss	1	1	4	3

Net benefit cost	8	7	34	30

6. Financing costs

			Twelve months
	Fourth quarter		to December 31
millions of dollars	2004	2003	2004	2003

Debt related interest	11	11	37	38
Capitalized interest	(11)	(11)	(34)	(33)

Net interest expense	—	—	3	5
Other interest	1	1	4	4

Total interest expense	1	1	7	9
Foreign exchange expense (gain) on long-term debt	—	—	—	(129)

Total financing costs	1	1	7	(120)

IMPERIAL OIL LIMITED

7. Long-term debt

			As at	As at
			Dec.31	Dec.31
			2004	2003
Issued	Maturity date	Interest rate	millions of dollars

2003	$250 million due May 26, 2005 and $250 million due August 26, 2005	Variable	—	500
2003	January 19, 2006	Variable	318	318

Long-term debt			318	818
Capital leases			49	41

Total long-term debt (a)			367	859

(a) These amounts exclude that portion of long-term debt totalling $995 million (2003 - $501 million), which matures within one year and is included in current liabilities.

8. Other long-term obligations

	As at	As at
	Dec.31	Dec.31
millions of dollars	2004	2003

Employee retirement benefits (a)	1,052	847
Asset retirement obligations and other environmental liabilities (b)	380	393
Other obligations	93	74

Total other long-term obligations	1,525	1,314

(a) Total recorded employee retirement benefits obligations also include $48 million in current liabilities (2003 - $44 million).

(b) Total asset retirement obligations and other environmental liabilities also include $76 million in current liabilities (2003 - $69 million).

9. Common shares

	As at	As at
	Dec.31	Dec.31
thousands of shares	2004	2003

Authorized	450,000	450,000
Common shares outstanding	349,320	362,653

In 1995 through 2003, the company purchased shares under nine 12-month normal course share purchase programs, as well as an auction tender. On June 23, 2004, another 12-month normal course program was implemented with an allowable purchase of up to 17.9 million shares (five percent of the total on June 21, 2004), less any shares purchased by the employee savings plan and company pension fund. The results of these activities are as shown below:

	millions of
Year	Shares	Dollars

1995 - 2002	202.7	5,169

2003 - Fourth quarter	5.3	280
Full year	16.3	799

2004 - Fourth quarter	4.1	292
Full year	13.6	872

Cumulative purchases to date	232.6	6,840

Exxon Mobil Corporation’s participation in the above maintained its ownership interest in Imperial at 69.6 percent.

IMPERIAL OIL LIMITED

The following table provides the calculation of net income per common share:

			Twelve months
	Fourth quarter		to December 31
	2004	2003	2004	2003

Net income per common share - basic
Income before cumulative effect of accounting change (millions of dollars)	538	321	2,052	1,701

Net income (millions of dollars)	538	321	2,052	1,705

Weighted average number of common shares outstanding (millions of shares)	351.5	365.5	356.8	372.0

Net income per common share (dollars)
Income before cumulative effect of accounting change (millions of dollars)	1.53	0.88	5.75	4.57
Cumulative effect of accounting change, net of income tax	—	—	—	0.01

Net income	1.53	0.88	5.75	4.58

Net income per common share - diluted
Income before cumulative effect of accounting change (millions of dollars)	538	321	2,052	1,701

Net income (millions of dollars)	538	321	2,052	1,705

Weighted average number of common shares outstanding (millions of shares)	351.5	365.5	356.8	372.0
Effect of employee stock-based awards	1.0	0.4	0.8	0.1

Weighted average number of common shares outstanding, assuming dilution	352.5	365.9	357.6	372.1

Net income per common share (dollars)
Income before cumulative effect of accounting change (millions of dollars)	1.53	0.88	5.74	4.57
Cumulative effect of accounting change, net of income tax	—	—	—	0.01

Net income	1.53	0.88	5.74	4.58

If the provisions for expensing the value of employee stock options of Financial Accounting Standard No.123, “Accounting for Stock-Based Compensation” had been adopted prior to January 1, 2003, the impact on compensation expense, net income and net income per share for periods in 2003 and 2004 would have been negligible.

10. Earnings reinvested

			Twelve months
	Fourth quarter		to December 31
millions of dollars	2004	2003	2004	2003

Earnings reinvested at beginning of period	4,699	3,964	3,952	3,287
Net income for the period	538	321	2,052	1,705
Share purchases in excess of stated value	(270)	(253)	(801)	(717)
Dividends	(78)	(80)	(314)	(323)

Earnings reinvested at end of period	4,889	3,952	4,889	3,952

IMPERIAL OIL LIMITED

11. Nonowner changes in shareholders’ equity

			Twelve months
	Fourth quarter		to December 31
millions of dollars	2004	2003	2004	2003

Net income	538	321	2,052	1,705
Other nonowner changes in equity (a)	(102)	49	(102)	49

Total nonowner changes in shareholders’ equity	436	370	1,950	1,754

(a) Minimum pension liability adjustmemt.